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                                                                    EXHIBIT 99.2


[McLeodUSA logo]                           [MCLD: A Nasdaq-100
Company logo]



McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box 3177
Cedar Rapids, IA 52406-3177
Investor Contact: Bryce E. Nemitz
Press Contact: Bruce A. Tiemann
mcleodusa_ir@mcleodusa.com
Phone: (319)790-7800
FAX:   (319)790-7767

FOR IMMEDIATE RELEASE

               McLeodUSA POST STRONG FIRST QUARTER 2001 RESULTS

        .  Revenue increase 50% to $433 million
        .  EBITDA improves 24% TO $22.4 million
        .  Cash and available cash of $1.05 billion
        .  Competitive local customers increase 50% to 333,000

(CEDAR RAPIDS, Iowa) -- may 2, 2001 -- McLeodUSA Incorporated (Nasdaq: MCLD), one of the nation's leading telecommunications providers, today reported results for first quarter 2001. Revenues were $433.0 million for the quarter ended March 31, 2001, compared to $288.3 million for the same period one year ago, an increase of 50 percent. EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter was a positive $22.4 million, up from $18.0 million for first quarter 2000.

Commenting on the quarterly results, Chairman and Co-CEO Clark McLeod stated, "In an economic climate where solid, dependable results have become increasingly scarce, McLeodUSA has continued to meet or exceed our key operating metrics as well as revenue and EBITDA performance. Our confidence in our ability to execute on out core business opportunities remains strong."

President and Co-CEO Steve Gray added, "Once again, McLeodUSA has demonstrated that a sound plan, backed by a great team with unwavering attention on outstanding execution can flourish in a tough environment.'

Gray continued, "Just a few of our highlights include:

  . Meeting or exceeding revenue expectations for the 20th consecutive quarter, . Extending our unbroken string of EBITDA positive quarters to 14,

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   .  Exceeding our sales headcount target by 180, yielding sales strength of nearly 1,800,
   . Increasing our route miles by 6,000 to nearly 30,000, and . Increasing our competitive local service customers to 333,000.
In short, McLeodUSA has continued to add to its established track record of performance."

Recent Announcements
--------------------

   . On January 16, 2001, McLeodUSA closed an offering of $750 million of Senior Notes due January 1, 2009.

   . On March 19, 2001, McLeodUSA signed an agreement to acquire Intelispan, Inc. of Atlanta, strengtening its data services product portfolio through Intelispan's superior Virtual Private Network (VPN) products and services. The transaction is expected to close by the end of second quarter.

   . Earlier today, McLeodUSA announced that it has sold two of its PCS licenses and has entered into agreements to sell the remainder of its PCS licenses for a combined total in excess of $100 million. The licenses were purchased in a 1997 FCC auction for approximately $30 million. The 10-20 MHz, Block D and E licenses were sold to four buyers in a series of transactions to be completed by year end. Specific terms of the transactions were not disclosed.

Summary
-------

Concluding, Mr. McLeod stated, "As Steve and I stated in our Letter to Shareholders this year, we believe the market opportunity is enormous and our position to capitalize on the opportunity is as good or better than ever. This is the time for the strong to get stronger, and we continue to believe we have the ability to do so."

Quarterly Conference Call
-------------------------

An audio conference call will be held at 11 a.m. Eastern, Thursday, may 3 to discuss quarterly results as well as other events and expectations. The U.S. number for the call is 1-877-381-6511; international callers should phone 706-634-6027. The password for the live call is "McLeodUSA Quarterly Call." Replay of the call will be available through Monday, May 7 at 1-800-642-1687 (domestic) and 706-645-9291 (international). The password for the replay is 521276.

The live conference call will also be Webcast at:
www.mcleodusa.com/html/ir/streamingmedia.php3 and the audio replay will be
---------------------------------------------
available at the same location beginning at 2 p.m. Eastern on May 3.

About McLeodUSA
---------------

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company also provides data and voices services in all 50 states. McLeodUSA is a facilities-based telecommunications provider with, as of March 31, 2001, 396 ATM switches, 50 voice switches, nearly 30,000 route miles of fiber optic network and 11,300 employees. The Company's fiber optic network is capable of transmitting integrated next-generation data, Internet, video and voice services, reaching 800 cities and approximately 90% of the U.S. population. In the next 12 months, McLeodUSA plans to distribute 34 million telephone



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directories in 26 states, serving a population of 56 million. McLeodUSA is a
Nasdaq-100 company traded under the symbol MCLD. Visit the Company's web site at www.mcleodusa.com.
-----------------

Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called "forward-looking statements" by our use of word such as "may," "will," "should," "expect," "plan," "anticipate." "believe." "estimate," "predict," "project," "intend," "continue," or "potential" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause actual events or results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals; the number of potential customers in a target market; the existence of strategic alliances or relationships; technological, regulatory or other developments in the industry; changes in the competitive climate in which McLeodUSA operates; and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is filed with the Securities and Exchange Commission.

                                      ###


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                    McLEODUSA INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (In thousands except for per share data)

                                  (UNAUDITED)


                                                    Three Months Ended
                                                    ------------------
                                                          March 31
                                                          --------
                                                      2001          2000
                                                      ----          ----
Revenues:
   Telecommunications                              $  335,456    $  197,311
   Local exchange services                             21,358        21,609
   Directory                                           71,752        64,802
   Other                                                4,450         4,577
                                                  ------------  ------------
       Total revenues                                 433,016       288,299

Operating expenses:
   Cost of service                                    246,048       148,059
   Selling, general and administrative                164,616       122,218
   Depreciation and amortization                      141,958        60,632
                                                  ------------  ------------
       Total operating expenses                       552,622       330,909
                                                  ------------  ------------
       Operating loss                                (119,606)      (42,610)
Non-operating income (expense):
   Interest income                                      6,739        15,321
   Interest (expense)                                 (56,681)      (30,970)
   Other                                               (3,626)         (199)
                                                  ------------  ------------
       Total non-operating income (expense)           (53,568)      (15,848)
                                                  ------------  ------------
       Loss before income taxes                      (173,174)      (58,458)
Income taxes                                              ---           ---
                                                  ------------  ------------
       Net loss                                      (173,174)      (58,458)
                                                  ------------  ------------
Preferred stock dividend                              (13,602)      (13,602)
                                                  ------------  ------------
       Net loss applicable to common shares        $ (186,776)   $  (72,060)
                                                  ============  ============
Net loss per common share                          $    (0.31)   $    (0.15)
                                                  ============  ============
Weighted average common shares outstanding            610,425       479,217
                                                  ============  ============
EBITDA                                             $   22,352    $   18,022
                                                  ============  ============
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                     MCLEODUSA INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (In thousands except for per share data)

                                   (Unaudited)



                                                                                     Three Months Ended
                                                                                     ------------------

                                                                  6/30/00          9/30/00          12/31/00          3/31/01
                                                                  -------          -------          --------          -------
Revenues:
     Telecommunications                                      $    246,157     $    278,168      $    314,077      $   335,456
     Local exchange services                                       20,507           21,646            25,118            21,358
     Directory                                                     59,762           60,766            64,618           71,752
     Other                                                          5,357            6,065             6,164            4,450
                                                             --------------   --------------    --------------    -------------
         Total revenues                                           331,783          366,645           409,977          433,016

Operating expenses:
     Cost of service                                              196,367          204,186           224,139          246,048
     Selling, general and administrative                          134,345          147,342           159,284          164,616
     Depreciation and amortization                                102,561          113,641           132,789          141,958
                                                             --------------   --------------    --------------    -------------
         Total operating expenses                                 433,273          465,169           516,212          552,622
                                                             --------------   --------------    --------------    -------------
         Operating loss                                          (101,490)         (98,524)         (106,235)        (119,606)
Non-operating income (expense):
     Interest income                                               15,542           12,197             4,711            6,739
     Interest (expense)                                           (41,970)         (40,657)          (37,754)         (56,681)
     Other                                                          2,170             (744)           (1,652)          (3,626)
                                                             --------------   --------------    --------------    -------------
         Total non-operating income (expense)                     (24,258)         (29,204)          (34,695)         (53,568)
                                                             --------------   --------------    --------------    -------------
         Loss before income taxes and extraordinary              (125,748)        (127,728)         (140,930)        (173,174)
             charge
Income taxes                                                                                            ----             ----
                                                             --------------   --------------    --------------    -------------
         Net loss before extraordinary charge                    (125,748)        (127,728)         (140,930)        (173,174)
Extraordinary charge for early retirement of debt
                                                                    -----          (24,446)             ----             ----
                                                             --------------   --------------    --------------    -------------
         Net loss                                                (125,748)        (152,174)         (140,930)        (173,174)

Preferred stock dividend                                          (13,602)         (13,602)          (13,600)         (13,602)
                                                             --------------   --------------    --------------    -------------

         Net loss applicable to common shares                $   (139,350)    $   (165,776)     $   (154,530)     $  (186,776)
                                                             ==============   ==============    ==============    =============

Net loss per common share:

         Loss before extraordinary charge                    $      (0.24)    $      (0.24)     $      (0.26)     $     (0.31)

         Extraordinary charge                                        ----     $      (0.04)             ----             ----
                                                             --------------   --------------    --------------    -------------

         Net loss per common share                           $      (0.24)    $      (0.28)     $      (0.26)     $     (0.31)
                                                             ==============   ==============    ==============    =============

Weighted average common shares outstanding                        578,572          583,326           590,647          610,425
                                                             ==============   ==============    ==============    =============

EBITDA                                                             $1,071     $     15,117      $     26,554      $    22,352
                                                             ==============   ==============    ==============    =============

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McLeodUSA Selected Statistical Data:


                                     3/31/00          12/31/00       3/31/01
                                     -------          --------       -------

Sales cities                             112               130           150

Central offices leased                   467             1,368         1,501

Collocations                             186               305           342

Switches owned
     CO / LD                              31                50            50
     ATM / Frame Relay                   354               396           396

DSLAMs installed                           0               334           376

Route miles                           10,606            21,622        29,825 (a)
     Intracity route miles             2,846             5,290         5,299
     Intercity route miles             7,760            16,332        24,526

Buildings connected                    1,139             1,264         1,336

Sales headcount                        1,095             1,396         1,784

Customers
     Total                           300,400           385,300       410,900
     Competitive                     222,600           307,800       333,000
     ILEC                             77,800            77,500        77,900


(a) Includes 12,549 Level 3 route miles accepted to date.

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Frequently Asked Questions:

FINANCIAL  (Note:  Numbers are preliminary and unaudited; in millions)
---------

     What are the first quarter numbers for:

        |X|  Cash and Available Cash                                      $1,049
             Includes Secured Bank Facility of $725 million
        |X|  PP&E
               |X|  Gross                                                 $3,619
               |X|  Net                                                   $3,154
        |X|  Long Term Debt                                               $3,498
        |X|  Outstanding shares                                              612
        |X|  Fully diluted shares                                            862
        |X|  CAPEX                                                          $347

     What is the quarterly EBITDA breakout by category?

        Competitive                  $9.7
        Publishing                  $11.6
        ILEC                         $8.4
        Corporate                   $(7.3)


MARKETSHARE

What is the McLeodUSA marketshare penetration of local business lines in markets served?

        |X|   Above 40% penetration                IA, WY
        |X|   30 - 39% penetration                 IL, ND, SD
        |X|   20 - 29% penetration                 MN, WI
        |X|   10 - 19% penetration                 CO, MI, MO, NE
        |X|   0 - 9% penetration                   AR, AZ, ID, IN, KS, LA, MT,
                                                   NM, OH, OK, OR, TX, UT, WA